Exhibit 10.19


                              CONSULTING AGREEMENT

AGREEMENT ("Agreement"),  by and between L90, Inc., a Delaware corporation doing
business  as  "MaxWorldwide"   (the  "Company"),   and  William  Apfelbaum  (the
"Consultant") is effective as of October 1, 2002 (the "Effective Date").

WHEREAS, the Consultant has in recent times taken on a much expanded role in the affairs of the Company which goes substantially beyond that which would be expected of him as Chairman of the Company's Board of Directors; and

WHEREAS, the Consultant in that regard, has through his own efforts undertaken, among other things, (i) the replacement of the Company's Chief Executive Officer, and (ii) has been instrumental in replacing other senior management of the Company; and

WHEREAS, the Consultant will henceforth be devoting a significant proportion of his business time to the affairs of the Company, including having primary responsibility for enhancing shareholder value by maximizing to the extent possible the value of the operating business and/or the proceeds from any sale of a substantial part or all of the Company's operating assets; and

WHEREAS, the Consultant, has had particularly successful experiences in the reorganization, restructuring and/or divestment of operating businesses in the advertising field; and

WHEREAS, to induce the Consultant to undertake a day-to-day role on behalf of the Company, the Company is desirous of retaining the Consultant in this regard, and Consultant is desirous of continuing to perform such services.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and the Consultant hereby agree as follows:

1. ENGAGEMENT. The Company hereby agrees to engage the Consultant, and the Consultant agrees to serve the Company, in the capacities described herein during the Period of Engagement (as defined in Section 2 of this Agreement), in accordance with the terms and conditions of this Agreement.

2. PERIOD OF ENGAGEMENT. The term "Period of Engagement" shall mean the period which commences on the Effective Date and, unless earlier terminated pursuant to
Section 6, ends on September 30, 2004; provided, however, that the Period of Engagement shall automatically be extended on an annual basis effective on and after October 1, 2004 (so that the remaining term shall always be one (1) year) until such date as either the Company or the Consultant shall have terminated such automatic extension provision by giving written notice to the other.

3. DUTIES DURING THE PERIOD OF ENGAGEMENT.

3.1 DUTIES. During the Period of Engagement, the Consultant's responsibilities include: (i) restructuring and reorganizing the Company to maximize the value of the operating business, (ii)


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exploring,  and if in the best  interest of the  Company  and its  stockholders, initiating and effectuating the sale of all or substantially all of the Company's assets, and developing an operating plan for the use of the proceeds therefrom, in each case, with a view to maximizing shareholder value, and (iii) such other projects consistent with Consultant's title and experience as the Company's Board of Directors (the "Board") shall assign.

3.2 SCOPE. During the Period of Engagement, and excluding any periods of vacation and sick leave to which the Consultant is entitled, the Consultant shall devote no less than 33-1/3% of his business time and attention to the business and affairs of the Company. It shall not be a violation of this Agreement for the Consultant to (i) perform services for other entities so long as such performance is consistent with the 33-1/3% time allocation referred to above and the non-compete provisions set forth hereinafter, (ii) serve on corporate, civic or charitable boards or committees, (iii) deliver lectures, fulfill speaking engagements or teach occasional courses or seminars at educational institutions, or (iv) manage personal investments, so long as such activities under clauses (i), (ii), (iii) and (iv) do not interfere, in any substantial respect, with the Consultant's responsibilities hereunder.

4.  COMPENSATION AND OTHER PAYMENTS.

4.1 COMPENSATION. During the Period of Engagement, the Company shall pay the Consultant base compensation of not less than Four Hundred Thousand Dollars ($400,000) per year (the "Base Compensation"). The Consultant's Base Compensation shall be paid monthly or bi-weekly, at the option of the Company.

4.2 PAYMENT OF PROFESSIONAL FEES. The Company shall pay on the Consultant's behalf all statements rendered to the Consultant by the Consultant's attorneys, accountants and other advisors for reasonable fees and expenses in connection with the negotiation and preparation of this Agreement.

4.3 TAXES. Consultant shall pay, when and as due, any and all taxes as a result of Consultant's receipt of compensation pursuant to this Agreement, including estimated taxes, and shall provide Company with proof of such payments upon Company's request. Consultant shall be responsible for providing, at Consultant's expense and in Consultant's name, such disability, worker's compensation and other insurance as is necessary or appropriate for Consultant to provide the services hereunder.

5.  OTHER BENEFITS.

5.1 REGULAR REIMBURSED BUSINESS EXPENSES. The Company shall promptly reimburse the Consultant for all expenses and disbursements reasonably incurred by the Consultant in the performance of his duties hereunder during the Period of Engagement upon the presentation by Consultant of itemized accounts of such expenditures; provided, however, that for any expenses and disbursements in excess of $10,000, individually, or in excess of $100,000, in the aggregate in any single calendar year, Consultant shall obtain the approval of the Board or the Chief Executive Officer of the Company prior to incurring any such expenses or disbursements; provided, further, that the Consultant will not be reimbursed for any expenses


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related  to  chartered  aircraft  whether  or not  used in  connection  with the
Company's business.

5.2 BENEFIT PLANS. The Consultant and his eligible family members shall be entitled to participate only in such benefit plans in which he now participates.

6.  TERMINATION.

6.1 DEATH OR DISABILITY. Company may terminate this Agreement and the Period of Engagement upon the Consultant's death or Disability. "Disability" means the Consultant's inability to substantially discharge his essential job duties by reason of illness or injury for either (A) a period of two consecutive months or
(B) twelve weeks in any twelve-month period. A termination of the Consultant's engagement by the Company as a result of his Disability shall be communicated to the Consultant by written notice and shall be effective on the thirtieth (30) day after receipt of such notice by the Consultant.

6.2 BY THE  COMPANY  FOR  CAUSE.  During  the  Period  of  Engagement  after the
Effective Date, the Company may terminate the Consultant's engagement immediately for "Cause." For purposes of this Agreement, "Cause" shall mean (i) repeated refusal or failure to perform any duties assigned to Consultant by the Board consistent with Consultant's title and experience, (ii) commission of a breach of the terms of this Agreement or any other material legal obligation to the Company, (iii) demonstrated gross negligence or willful misconduct in the execution of the Consultant's assigned duties, (v) conviction of or a pleading of nolo contendere to (a) a felony or (b) any other serious crime involving fraud, dishonesty, theft, misappropriation or embezzlement or which, in the reasonable business judgment of the Board, results in a material adverse effect on the Company, (vi) continual use of illegal drugs or of alcohol where such use of alcohol interferes with the performance of Consultant's duties under this Agreement, (vii) engagement in business practices which, in the opinion of the Board, are unethical or reflect materially adversely on the Company or (viii) misappropriation of assets of the Company.

6.3 BY CONSULTANT FOR CHANGE OF CONTROL. Within six months following the effective date of a Change of Control, the Consultant's engagement hereunder may be terminated by the Consultant upon delivery by the Employee to the Board of a written notice of termination signed by the Consultant stating that Consultant is terminating his employment hereunder as a result of such Change of Control, if and only to the extent that, following such Change of Control, any of the following occurs without Consultant's consent: (i) Consultant's job title or responsibilities are materially reduced, or (ii) Base Compensation is reduced.

For purposes of this Agreement, a "Change of Control" shall mean: (i) the acquisition by any person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) after the date hereof of the beneficial ownership of more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the stockholders of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the


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Company is the surviving  entity but in which  securities  possessing  more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or entity different from the persons or entities holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) a change in the composition of the Board which is the direct result of a proxy solicitation and contest pursuant to the Exchange Act such that the members of the Board immediately prior to the commencement of such solicitation and contest no longer constitute a majority of the Board after the conclusion of such solicitation and contest.

6.4 OTHER THAN FOR CAUSE, CHANGE OF CONTROL, DEATH OR DISABILTY. In addition to the Company's termination rights set forth in Sections 6.1 and 6.2 above, the Company may terminate this Agreement for any other reason upon thirty (30) days written notice to the Consultant. In addition to the Consultant's termination right set forth in Section 6.3 above, the Consultant may terminate this Agreement for any other reason upon thirty (30) days written notice to the Company. If the Consultant terminates the Agreement for any reason, he shall have no liability to the Company or its subsidiaries or affiliates as a result thereof. If the Company terminates the Agreement pursuant to this Section 6.4 above, or if the Consultant terminates this Agreement pursuant to this Section
6.3 above, the obligations of the Company shall be as set forth in Section 7 hereof.

6.5 NOTICE OF TERMINATION. Any termination by the Company or by the Consultant shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 15.2 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail, if necessary, the facts and circumstances claimed to provide a basis for termination of the Consultant's engagement under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Consultant or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the basis for termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.

6.6 DATE OF TERMINATION. "Date of Termination" means the date specified in the Notice of Termination; provided, however, that if the Consultant's engagement is terminated by reason of death, the Date of Termination shall be the date of death of the Consultant.

7. OBLIGATIONS OF THE COMPANY UPON TERMINATION. The following provisions describe the obligations of the Company to the Consultant under this Agreement upon termination of his engagement. However, except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Consultant may have under applicable law, under any other agreement with the Company, or under any compensation or benefit plan, program, policy or practice of the Company.

7.1  TERMINATION BY THE COMPANY FOR CAUSE,  DEATH OR DISABILITY OR BY


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CONSULTANT  OTHER  THAN FOR A CHANGE OF  CONTROL.  In the event  this  Agreement terminates by reason of the termination of the Consultant's engagement by the Company for Cause (pursuant to Section 6.2 above), death or Disability (pursuant to Section 6.1 above) or by reason of the resignation of the Consultant other than for a Change of Control (pursuant to Section 6.3 above), the Company shall pay to the Consultant all Accrued Obligations (as defined below) in a lump sum in cash within thirty (30) days after the Date of Termination. "Accrued Obligations" shall mean, as of the Date of Termination, the Consultant's Base Compensation through the Date of Termination to the extent not theretofore paid.

7.2 RESIGNATION FOR CHANGE OF CONTROL; TERMINATION WITHOUT CAUSE. If (i) the Company shall terminate the Consultant's engagement other than for Cause (pursuant to Section 6.2 above), death or Disability (pursuant to Section 6.1 above), or (ii) the Consultant shall terminate his engagement at any time for a Change of Control (pursuant to Section 6.3 above), the Consultant shall receive in addition to the Accrued Obligations, any unpaid portion of the Base Compensation which Consultant would have received had the Period of Engagement remained in effect until the later of the second anniversary hereof, or, if later, one year after the Date of Termination.

8. MITIGATION. In no event shall the Consultant be obligated to seek other engagement or take any other action by way of mitigation of the amounts payable to the Consultant under any of the provisions of this Agreement. Any severance benefits payable to the Consultant shall not be subject to reduction for any compensation received from other employment.

9. INDEMNIFICATION. The Consultant shall be indemnified by the Company against liability as an officer and director of the Company and any subsidiary or affiliate of the Company to the maximum extent permitted by applicable law. The Consultant's rights under this Section 10 shall continue so long as he may be subject to such liability, whether or not this Agreement may have terminated prior thereto.

10. CONFIDENTIAL INFORMATION AND NONCOMPETE. The Consultant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, or any of its subsidiaries, affiliates and businesses, which shall have been obtained by the Consultant pursuant to his engagement by the Company or any of its subsidiaries and affiliates and which shall not have become public knowledge (other than by acts by the Consultant or his representatives in violation of this Agreement). After termination of the Consultant's engagement with the Company, the Consultant shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In addition, Consultant shall deliver to Company upon termination or expiration of this Agreement for any reason, all documents, materials, working papers and data of any nature pertaining to Consultant's work with Company. During the Period of Engagement, the Consultant shall not be engaged in, directly or indirectly, whether as an officer, director, employee consultant, owner or otherwise (except as an investor holding less than 5% of the equity interests), in the business of online ad sales representation. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Consultant under this Agreement.


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11. REMEDY FOR  VIOLATION OF SECTION 10. The  Consultant  acknowledges  that the
Company has no adequate remedy at law and will be irreparably harmed if the Consultant breaches or threatens to breach the provisions of Section 10 of this Agreement, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of such Section and that the Company shall be entitled to specific performance of the terms of such
Section in addition to any other legal or equitable remedy it may have.

12. ARBITRATION. Any dispute or controversy between the Company and the Consultant, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in New York City, accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Consultant, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction.

13. REIMBURSEMENT OF LEGAL EXPENSES. In the event that either party hereto is successful, whether in mediation, arbitration or litigation, in pursuing (or defending, as the case may be) any claim or dispute involving the Consultant's engagement with the Company, including any claim or dispute relating to (a) this Agreement, (b) termination of the Consultant's engagement with the Company or
(c) the failure or refusal of the Company to perform fully in accordance with the terms hereof, the non-prevailing party shall promptly reimburse the prevailing party for all costs and expenses (including, without limitation, reasonable attorneys' fees) relating solely, or allocable, to such successful claim. In any other case, the Consultant and the Company shall each bear all their own respective costs and attorneys' fees.

14. SUCCESSORS.

14.1 This Agreement is personal to the Consultant and without the prior written consent of the Company shall not be assignable by the Consultant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Consultant's heirs and legal representatives.

14.2 This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

14.3 This Agreement shall be binding upon any successor of the Company in accordance with the operation of law, and such successor shall be deemed the "Company" for purposes of this Agreement.

14.4 As used in this Agreement, the term "Company" shall include any successor to the Company's business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.


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15.  MISCELLANEOUS.

15.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

15.2 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


If to the Consultant:                      If to the Company:
William Apfelbaum                          MAX WORLDWIDE, INC.
143 Byram Shore Road                       50 West 23rd St. - 4th Floor
Greenwich, CT 06830                        New York, NY 10010
                                           Attn: Peter Huie, General Counsel

or to such other address as either of the parties shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

15.3 None of the provisions of this Agreement shall be deemed to impose a penalty

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             L90, INC.,
                                             doing business as "MaxWorldwide"



                                             By:
                                                 ----------------------
                                             Name:
                                             Title:

                                             --------------------------
                                             William Apfelbaum



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